As filed with the Securities and Exchange Commission on July 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	26-0662915
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

38 Sidney Street, 2nd Floor

Cambridge, MA 02139

(617) 649-8600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David P. Schenkein, M.D.

Chief Executive Officer

Agios Pharmaceuticals, Inc.

38 Sidney Street, 2nd Floor

Cambridge, MA 02139

(617) 649-8600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

Steven D. Singer, Esq. Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Telephone: (617) 526-6000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-189216

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value per share	1,022,221 shares	$18.00	$18,399,978	$2,509.76

(1)	Includes 133,333 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely on the basis of $18.00, the Price to the Public set forth on the cover page of the Registrant’s Prospectus dated July 23, 2013 relating to its initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-189216).

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Agios Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-189216), which was declared effective by the Commission on July 23, 2013, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of July, 2013.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David P. Schenkein
Name:	David P. Schenkein, M.D.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Schenkein David P. Schenkein, M.D.	Chief Executive Officer and Director (Principal executive officer)	July 23, 2013

/s/ Glenn Goddard Glenn Goddard	Vice President, Finance (Principal financial and accounting officer)	July 23, 2013

* Lewis C. Cantley, Ph.D.	Director	July 23, 2013

* Douglas G. Cole, M.D.	Director	July 23, 2013

* Perry Karsen	Director	July 23, 2013

* John M. Maraganore, Ph.D.	Director	July 23, 2013

* Robert T. Nelsen	Director	July 23, 2013

* Kevin P. Starr	Director	July 23, 2013

* Marc Tessier-Lavigne, Ph.D.	Director	July 23, 2013

*By:	/s/ Glenn Goddard
Name:	Glenn Goddard
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24*	Powers of Attorney

*	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1(File No. 333-189216) filed with the Commission on June 10, 2013.